Exhibit 3.37

New York State Department of State Division of Corporations, State Records and Uniform Commercial Code One Commerce Plaza, 99 Washington Avenue Albany, NY 12231 www.dos.ny.gov

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Van Wagner Kiosk Advertising, LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is:

Van Wagner Kiosk Advertising, LLC

If the name of the limited liability company has been changed, the name under which it was organized is:

SECOND: The date of filing of the articles of organization is: April 9, 1999

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the limited liability company would read as follows: Paragraph First of the Articles of Organization relating to the limited liability company name is hereby amended to read as follows: First: The name of the limited liability company is … (new name) … )

Paragraph First of the Articles of Organization relating to

to the limited liability company name

is hereby amended to read as follows:

First The name of the limited liability company is Outfront Media Kiosk Advertising LLC

X	Capacity of signer (Check appropriate box):

(Signature)	☐ Member ☐ Manager ☒ Authorized Person
Lisa Tanzi
(Type or print name)

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
OF
Van Wagner Kiosk Advertising, LLC
(Insert Name of Domestic Limited Liability Company)
Under Section 211 of the Limited Liability Company Law

Filed by:	Lisa Tanzi
(Name)
405 Lexington Avenue
(Mailing address)
NY NY 10174
(City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee made payable to the Department of State.

(For office use only.)

APR-09 99 08:04        FROM: ACCESS INFORMATION        1-800-388-1599            TO: 4741418            PAGE: 03/05

ARTICLES OF ORGANIZATION

OF

VAN WAGNER KIOSK ADVERTISING, LLC

(Under Section 203 Of The Limited Liability Company Law)

The undersigned person, acting as an organizer of the limited liability company hereunder named, sets forth the following statements.

FIRST: The name of the limited liability company (the “Company”) is Van Wagner Kiosk Advertising, LLC.

SECOND: The county within the State of New York in which the office of the Company is to be located is the County of New York.

THIRD: The Secretary of State of the State of New York is designated as the agent of the Company upon when process against it may be served. The post office address within the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the Company served upon him or her is:

c/o	Paul Whithy
Van Wagner Communications LLC
420 Lexington Avenue
New York, NY 10170

IN WITNESS WHEREOF, the undersigned has executed this document on the date set forth below and does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by the undersigned and are true and correct.

Dated: April 8, 1999

/s/ Susan A. Palius
Susan A. Palius, Organizer

APR-09 99 08:04        FROM: ACCESS INFORMATION        1-800-388-1599            TO: 4741418            PAGE: 04/05

ARTICLES OF ORGANIZATION

OF

VAN WAGNER KIOSK ADVERTISING, LLC

(Under Section 203 of the Limited Liability Company Law)

BAER MARKS & UPHAM LLP 805 THIRD AVENUE NEW YORK, NEW YORK 10022

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF PUBLICATION

OF

Van Wagner Kiosk Advertising, LLC

Under Section 206 of the Limited Liability Company Law

The undersigned is the Authorized Person of Van Wagner Kiosk Advertising, LLC.

If the name of the limited liability company has changed, the name under which it was organized is:                                                                                  .

The published notices described in the annexed affidavits of publication contain all of the information required by Section 206 of the Limited Liability Company Law.

The newspapers described in such affidavits of publication satisfy the requirements set forth in the Limited Liability Company Law and the designation made by the county clerk.

I certify the foregoing statements to be true under penalties of perjury.

June 18, 2007
(Date)

(Signature)

Erin Jordan
(Type or Print Name)

Affidavit of Publication Under Section 206 of the Limited Liability Company Law

NOTICE OF FORMATION of Van Wagner Kiosk Advertising, LLC. Arts. of Org. filed with Secy, of State of NY (SSNY) on 04/09/99. Office location: NY Co. SSNY designated as agent of LLC upon whom process against it may be served. SSNY shall mail process to: c/o Paxil Whitby, Van Wagner Communications LLC, 420 Lexington Ave, NY, NY 10170. Purpose: any lawful activities.

766359 j5-F f9

State of New York County of New York, ss.:

The undersigned is the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper published in New York, New York. A notice regarding Van Wagner Kiosk Advertising, LLC was published in said newspaper once in each week for six successive weeks, commencing on 01/05/07 and ending on 02/09/07. The Text of the Notice as published in said newspaper is as set forth below. This newspaper has been designated by the Clerk of New York County for this purpose.

George Dillehay, Publisher

By:	Jennifer Hannafey, Authorized Designee of the Publisher

SWORN TO BEFORE ME, this 9th day of February, 2007

Notary / Cynthia Byrd

Cynthia Byrd

Notary Public, State of New York

No. 01BY6056945

Qualified in Kings County

Commission Expires April 09, 2007

Affidavit of Publication

Under Section 206 of the Limited Liability Company Law

State of New York	}
County of New York	}	ss.:

The undersigned is the publisher of New York Amsterdam News, a weekly newspaper published in New York, New York. A notice regarding VAN WAGNER KIOSK ADVERTISING, LLC. was published in said newspaper once in each week for six successive weeks, commencing on 1/25/07 and ending on 3/1/07. The text of the notice as published in said newspaper is as set forth below, or in the annexed exhibit. This newspaper has been designated by the Clerk of New York County for this purpose.

By:
Robert Martin
Authorized designee of Elinor Tatum, Publisher of New York Amsterdam News

Subscribed and sworn to before me, this 2ND day of MARCH 2007

(notary signature)

CERTIFICATE OF PUBLICATION

OF

Van Wagner Kiosk Advertising, LLC

Under Section 206 of the Limited Liability Company Law

DRAWDOWN

DELANEY- 30

Filed by:

Thelen Reid Brown Raysman & Steiner LLP

900 THIRD AVENUE

NEW YORK, NEW YORK 10022